EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: December 12, 2012

/s/ William W. Priest
William W. Priest

/s/ William W. Priest
William W. Priest, as Trustee of the Broadview Trust u/a/d/ January 20, 2009

/s/ Jonathan L. Koslow
Jonathan L. Koslow, as Trustee of the Broadview Trust u/a/d/ January 20, 2009